UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road
Suite 600
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 6, 2014, the Company entered into a new unsecured revolving credit facility (the “Revolving Facility”) with an aggregate commitment of $900 million and a new $300 million senior unsecured term loan (the “Term Loan”) pursuant to a Credit Agreement (the “Credit Agreement”), with Bank of America, N.A., as administrative agent, and certain participating lenders party thereto. The Company used the proceeds from the Term Loan and a draw at closing on the Revolving Facility to repay in full amounts outstanding under its prior $750 million unsecured revolving credit facility (the “Prior Credit Agreement”). The Credit Agreement replaces the Prior Credit Agreement, and the Prior Credit Agreement was terminated upon the repayment of the amounts outstanding thereunder on May 6, 2014.

The Revolving Facility matures on May 6, 2019. The initial pricing for the Revolving Facility is determined by LIBOR plus a margin of 1.50%, which includes a 0.30% facility fee. Thereafter, the Revolving Facility generally will bear interest at a rate per annum equal to (i) LIBOR, plus a margin ranging from 1.25% to 2.00% (inclusive of the facility fee), based on the Company’s consolidated leverage ratio or (ii) a Base Rate (as defined in the Credit Agreement), plus a margin ranging from 0.25% to 1.00% (inclusive of the facility fee), based on the Company’s consolidated leverage ratio.

The Term Loan matures in May 2021. The initial pricing of the Term Loan is determined by LIBOR plus a margin of 1.75%. Thereafter, the Term Loan generally will bear interest at a rate per annum equal to (i) LIBOR, plus a margin ranging from 1.50% to 2.25%, based on the Company’s consolidated leverage ratio or (ii) a Base Rate (as defined in the Credit Agreement), plus a margin ranging from 0.50% to 1.25%, based on the Company’s consolidated leverage ratio.

The Credit Agreement contains substantially the same covenants as the Prior Credit Agreement, including financial covenants requiring that we maintain certain leverage and interest coverage ratios and other covenants, including with respect to limitations on liens, investments, the incurrence of subsidiary indebtedness, mergers, dispositions of assets, acquisitions, changes in the nature of the Company’s business, transactions with affiliates, restricted payments, burdensome agreements, use of proceeds and sale and leaseback transactions. The Credit Agreement also contains customary representations, warranties and events of default.

The Company’s obligations under the Revolving Facility and the Term Loan are guaranteed by its 100% owned direct and indirect subsidiaries, Bay Valley, Sturm Foods, S.T. Specialty Foods and certain other subsidiaries that may become guarantors from time to time in the future.

The above description of the Revolving Facility and the Term Loan is qualified in its entirety by reference to the Credit Agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition

On May 8, 2014, the Company issued a press release announcing its financial and operating results for the fiscal quarter ended March 31, 2014 and providing information relating to its previously announced webcast being held to discuss such results.

A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

See “Item 2.02. Results of Operations and Financial Condition” above. The information set forth in this Current Report on Form 8K under Item 2.02 and Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of May 6, 2014, between the Company, Bank of America, N.A. and the other lenders party thereto

99.1	Press release, dated May 8, 2014, announcing financial results for the fiscal quarter ended March 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: May 8, 2014	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of May 6, 2014, between the Company, Bank of America, N.A. and the other lenders party thereto

99.1	Press release, dated May 8, 2014, announcing financial results for the fiscal quarter ended March 31, 2014

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